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                                                                    EXHIBIT 99.4




                            [J.M. PETERS LETTERHEAD]

                               August 15, 1994


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC  20549

            Re: J.M. Peters Company, Inc. ("Company")
                Registration Statement on Form S-1
                Filed June 7, 1994
                Commission File No. 33-53995

Dear Sir or Madam:

   Pursuant to your request, this letter is provided to acknowledge that the Company is registering the subject exchange offer in reliance on the Staff's position enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Company and similar letters.

   The Company has not entered into any arrangement or understanding with any person to distribute the securities to be received in the exchange offer and, to the best of the Company's information and belief, each person participating in the exchange offer is acquiring the securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the exchange offer.

   The Company hereby acknowledges that it has made each person participating in the exchange offer aware that if such person is participating in the exchange offer for the purpose of distributing the securities to be acquired in the exchange offer, any such person (i) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation or similar interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the 1993 Act in connection with a secondary resale transaction.

   Finally, the Company acknowledges that such a secondary resale transaction by such person participating in the exchange offer for the purpose of distributing the Registered Notes should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act.

                                                Very truly yours,

                                                J.M. PETERS COMPANY, INC.


                                                By:  /s/ GREGORY R. PETERSEN
                                                -------------------------------
                                                     Gregory R. Petersen,
                                                     Vice President and
                                                     Chief Financial Officer